Execution Version

SEVENTH AMENDMENT TO
NOTE PURCHASE AGREEMENT
(NEWSTAR COMMERCIAL LEASE FUNDING I, LLC)
THIS SEVENTH AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of April 10, 2015 (this “Amendment”), is entered into by and among NEWSTAR COMMERCIAL LEASE FUNDING I, LLC, a Delaware limited liability company, as the borrower (in such capacity, together with its successors and permitted assigns, the “Borrower”), NEWSTAR EQUIPMENT FINANCE I, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “NEF”), as the servicer (in such capacity, together with its successors and permitted assigns, the “Servicer”) and as the originator (in such capacity, together with its successors and permitted assigns, the “Originator”), NEWSTAR FINANCIAL, INC., a corporation (together with its successors and permitted assigns, “NewStar Financial”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the lender (in such capacity, together with its successors and assigns, the “Lender”), WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (together with its successors and assigns, “WFS”), as deal agent (in such capacity, together with its successors and assigns, the “Deal Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the backup servicer (in such capacity, together with its successors and assigns, the “Backup Servicer”) and the trustee (in such capacity, together with its successors and assigns, the “Trustee”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).
R E C I T A L S
WHEREAS, the parties hereto entered into that certain Note Purchase Agreement, dated as of November 16, 2012 (as amended, restated or otherwise modified from time to time, the “Agreement”); and
WHEREAS, the parties hereto previously amended the Agreement as of September 26, 2013, December 12, 2013, January 30, 2014, February 28, 2014, May 30, 2014 and August 27, 2014; and
WHEREAS, the parties hereto desire to further amend the Agreement in certain respects as provided herein as of April 10, 2015 (the “Amendment Date”).
NOW, THEREFORE, in consideration of the premises, mutual covenants and other good and valuable consideration contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
A G R E E M E N T
Section 1.    Amendments.
(a)The following items on “Schedule VI Portfolio Concentration Criteria” are amended and restated in their entirety:

(i)	item (a):
“(a)    the Discounted Contract Balance of the largest Lessee shall not exceed $4,000,000;”

(ii)	item (b):

“(b)    [Reserved];”

(iii)	item (c):
“(c)    [Reserved];”

(iv)	item (d):
“(d)    [Reserved];”

(v)	item (q):
“(q)    the Discounted Contract Balance of Contracts related to a specific Equipment type set forth below shall not exceed the greater of (i) 20% of ADCB and (ii) $15,000,000; provided, however, that notwithstanding that Food Processing and Restaurant Equipment in the aggregate shall not exceed the greater of (i) 20% of ADCB and (ii) $15,000,000, the Discounted Contract Balance of Contracts related to Restaurant Equipment shall not exceed 10% of ADCB; provided, further, that Aircraft, Construction, or Mining/Oil & Gas shall not exceed the greater of (i) 7.5% of ADCB and (ii) $6 million for each such Equipment type; provided, further, that a specific Equipment type that is not referred to in items (p) above or this item (q), shall not exceed 0% of ADCB:”

Equipment Type List
Aircraft
Automotive
Banking
Computer & IT
Construction
Electrical
Food Processing & Restaurant
Furniture Fixtures & Equipment
Industrial & Manufacturing
Marine
Materials Handling
Medical Equipment
Mining/Oil & Gas
Office Equipment
Printing & Publishing
Software
Telecommunications
Transportation
Vocational Trucking

(vi)	item (y):

“(y)    the Discounted Contract Balance of Contracts with Lessees with Total Leverage (determined quarterly for the four quarter period then ending with respect thereto) and EBITDA (determined quarterly for the four quarter period then ending with respect to each applicable Contract), in the amounts set forth on Schedule XI, shall not exceed the percentage of ADCB opposite such Total Leverage and EBITDA amounts”

(vii)	item (z):
“(z)    [Reserved];”

(viii)	item (cc):
“(cc)    [Reserved];”

(ix)	item (dd):
“(dd)    [Reserved];”
(b)“Schedule X Applicable Advance Rate Percentage” of the Agreement is amended and restated in its entirety and is replaced by Exhibit A hereto.
(c)“Schedule XI Total Leverage and EBITDA Table” is added to the Agreement by Exhibit B hereto.
(d)“Exhibit M Form of Officer’s Certificate for Term Securitization” is added to the Agreement by Exhibit C hereto.
(e)In Section 1.1(b), the following definitions are amended and restated or added, as applicable, in their entirety as follows:
Applicable Advance Rate Percentage: With respect to any date of determination, the Applicable Advance Rate Percentage shall be the quotient obtained by dividing (a) the sum of for each Lessee the product of (i) the Lessee’s applicable Advance Rate Percentage and (ii) the portion of the ADCB related to such Lessee and (b) the ADCB. As used herein, “Advance Rate Percentage” shall mean the percentage listed on Schedule X attached hereto opposite the Total Leverage and EBITDA as of the applicable date of determination.

Borrowing Base: For any date of determination, (1) the product of (a) the sum of (i) the ADCB minus the ADCB that is in excess of the Portfolio Concentration Criteria (calculated without duplication of any Contract that is in violation of more than one of the Portfolio Concentration Criteria) and (ii) (A) $0, for purposes of the calculation of the Required Advance Reduction Amount or on any date in a given Collection Period on or after the Payment Date, or (B) for any date prior to a Payment Date (other than in connection with the calculation of the Required Advance Reduction Amount), the cash, if any, on deposit in the Collection Account, but only to the extent due and collected during the immediately preceding Collection Period, and (b) the Advance Rate minus (2) the Required Equity; provided, however, in no event will the amount included in the Borrowing Base (i) with respect to any individual Contract (other than any Contract with Used Equipment), be in excess of 90% of the Net Investment with respect to such Contract, and, (ii) with respect to any

Contract with Used Equipment, be in excess of the lesser of (x) 90% of the Net Investment with respect to such Contract and (y) 90% of the Appraised Value (as set forth in the appraisal obtained in connection with origination) of the related Equipment.
Fair Market Value: If any Contract and Related Security is to be sold to the Originator or any other Affiliate of the Borrower, the price that would be paid by a willing buyer to a willing seller of such Contract and Related Security in an expedited sale on an arm’s-length basis determined by the Servicer (x) by obtaining bids for such Contract and Related Security from three unaffiliated market participants (or, if the Servicer is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Servicer can obtain bids using efforts consistent with the Servicing Standard), (y) in the case of a Rebalancing Discretionary Sale, if the Servicer is unable to obtain any bids for such Contract and Related Security from an unaffiliated loan market participant, the price (determined as the bid side market value) of such Contract and Related Security as reasonably determined by the Servicer (so long as the parent of the Servicer is a Registered Investment Adviser (as defined in the Investment Advisers Act of 1940)) consistent with the Servicing Standard and certified by the Servicer to the Trustee, or (z) if the Servicer is unable to obtain any bids for such Contract and Related Security from an unaffiliated loan market participant and either the parent of the Servicer is no longer a Registered Investment Adviser or such Contract and Related Security is not to be sold in a Rebalancing Discretionary Sale, the price determined by an analysis performed by a recognized valuation firm with experience valuing assets of the applicable type to establish a fair market value of such Contract and Related Security which reflects the price that would be paid by a willing buyer to a willing seller of such Contract and Related Security in an expedited sale on an arm’s-length basis.
Fee Letter: The Second Amended and Restated Fee Letter, dated as of the Amendment Date, among the Borrower, the initial Servicer, the Originator and the Deal Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time.
Permitted Term Securitization Transaction: Any non-revolving financing transaction undertaken by the Borrower or an Affiliate of the Borrower that is secured, directly or indirectly, by the Assets or any substantial portion thereof released from the Lien of this Agreement, including any sale, lease, whole loan sale, asset securitization, secured loan or other transfer.
Qualified Third Party Agent: Each of Bank of America/Merrill Lynch, The Bank of New York Mellon, BB&T Bank, CIT, Citibank, N.A., Citizens Bank, Deutsche Bank AG, Dresdner Bank AG, Fifth Third Bank, GE Capital, JPMorgan Chase Bank, N.A., Key Bank National Association, M&T Bank, PNC Bank, Regions Bank, SunTrust Bank, TD Bank, U.S. Bank National Association, Element Financial Corporation, Wells Fargo Bank, National Association, and any other Person approved by the Deal Agent in its sole discretion as a “Qualified Third Party Agent;” provided, however, that Deal Agent, in its reasonable discretion, may remove any Person’s status as a “Qualified Third Party Agent” by providing written notice to the Servicer of such removal with respect to either (i) all Contracts acquired by the Borrower on and after such date or (ii) all Contracts acquired by the Borrower on and after such date and all Contracts acquired by the Borrower prior to such date; provided, further, that unless the related agent has been terminated as agent with respect to such Contracts, the related Contracts shall no longer be deemed Eligible Contracts 30 days after such removal of status of the related agent and the Borrower may distribute any such Contracts to its members as a Restricted Junior Payment in accordance with Section 5.2(f).

Rebalancing Discretionary Sale: A Discretionary Sale made following a change in the Advance Rate Percentage of one or more Lessees to rebalance the Asset Pool or to prevent or cure an Unmatured Event of Default or Event of Default described in clause (f) of the definition thereof that would otherwise result from such change in the Advance Rate Percentage.
Required Equity: an amount equal to the positive difference, if any between (i) the sum of the Discounted Contract Balances of the top three (3) Lessees and (ii) the difference of (x) the ADCB (before giving effect to the Portfolio Concentration Criteria) and (y) the product of (a) the ADCB (after giving effect to the Portfolio Concentration Criteria) and (b) the Advance Rate.
Term Securitization: Defined in Section 2.20.
Term Securitization Date: Any Business Day during the Revolving Period, provided written notice is given in accordance with Section 2.20(a).
(f)Section 2.16(c) is amended and restated in its entirety as follows:
“(c)    [Reserved]”
(g)Subclause (viii) and (ix) of Section 2.17(a) are amended and restated in their entirety as follows:
“(viii)    the aggregate Discounted Contract Balance of all Defaulted Contracts or delinquent Contracts (x) repurchased or substituted by the Originator pursuant to the Purchase Agreement and (y) sold by the Borrower to the Originator (or an Affiliate thereof) pursuant to Section 2.19 does not exceed 10% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts);”
“(ix)    the aggregate Discounted Contract Balance of all Contracts (x) repurchased or substituted by the Originator pursuant to its optional right to repurchase or substitute pursuant to the Purchase Agreement and (y) sold by the Borrower to the Originator (or an Affiliate thereof) pursuant to Section 2.19 does not exceed 15% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts and inclusive of any Defaulted Contract or delinquent Contracts repurchased or substituted by the Originator);”
(h)The first sentence of Section 2.17(c) is amended and restated in its entirety as follows:
“(c)    Prior to the occurrence of an Event of Default and subject to the terms of the Purchase Agreement, in addition to its right of substitution thereunder, the Originator has the right, but not the obligation, to repurchase any Release-Eligible Contract and the Related Security with respect thereto, provided that (i) the aggregate Discounted Contract Balance of all Defaulted Contracts or delinquent Contracts repurchased or substituted by the Originator pursuant to its optional right to repurchase or substitute pursuant to the Purchase Agreement does not exceed 10% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts) and (ii) the aggregate Discounted Contract Balance of all Contracts repurchased or substituted by the Originator pursuant to its optional right to repurchase or substitute pursuant to the Purchase

Agreement does not exceed 15% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts and inclusive of any Defaulted Contract or Delinquent Contracts repurchased or substituted by the Originator).”
(i)Section 2.19(a) is amended and restated in its entirety as follows:
“(a)        Prior to the occurrence of an Event of Default or (other than in connection with a Rebalancing Discretionary Sale) an Unmatured Event of Default, on any Discretionary Sale Date, the Borrower shall have the right to prepay all or a portion of the Outstanding Amount in connection with the transfer, assignment and release to the Borrower by the Trustee, on behalf of the Secured Parties, of all or a portion of the Assets in the Asset Pool (each, a “Discretionary Sale”), subject to the following terms and conditions:
(i)         At least three (3) (or, in the case of a Rebalancing Discretionary Sale, two (2)) Business Days prior to each Discretionary Sale Date, the Borrower shall have given the Deal Agent (with a copy to the Trustee, the Hedge Counterparty and the Backup Servicer) written notice of its intent to effect a Discretionary Sale (each such notice, a “Discretionary Sale Notice”), specifying the Discretionary Sale Date and including a list of all Assets to be sold and assigned pursuant to such Discretionary Sale and the sales price thereof, and the Deal Agent shall have consented in writing to such Discretionary Sale in its sole and absolute discretion;
(ii)        Any Discretionary Sale shall be made by the Borrower to an unaffiliated third party purchaser in a transaction (i) reflecting arms-length market terms and (ii) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale; provided, however, that solely in the case of a Rebalancing Discretionary Sale, such sale may be made to an Affiliate of the Borrower for a purchase price equal to the greater of the Fair Market Value and the Prepayment Amount with respect to the Assets to be sold in such Rebalancing Discretionary Sale as of the applicable Discretionary Sale Date;
(iii)     The Borrower shall not use any selection procedures that it believes to be materially adverse to the interests of the Secured Parties when selecting the Assets to be sold in a Discretionary Sale;
(iv)     The Borrower shall not sell any Assets for an amount less than the fair market value thereof; provided, however, following a Turbo Event, the Borrower shall not sell any Assets for an amount less than the greater of the fair market value thereof and the Prepayment Amount;
(v)         Before giving effect to any Discretionary Sale other than a Rebalancing Discretionary Sale, the Outstanding Amount does not exceed the Borrowing Base; after giving effect to any Discretionary Sale (including a Rebalancing Discretionary Sale), the Outstanding Amount does not exceed the Borrowing Base;
(vi)     The Servicer shall deliver to the Deal Agent (with a copy to the Hedge Counterparty, the Trustee and the Backup Servicer) a certificate and evidence to the reasonable satisfaction of the Deal Agent (which evidence may consist solely of a certificate from the Servicer) that (x) the Borrower shall have sufficient funds on the related

Discretionary Sale Date to effect the contemplated Discretionary Sale in accordance with this Agreement (unless a Discretionary Sale is to be effected on a Payment Date (in which case the relevant calculations with respect to such Discretionary Sale shall be reflected on the applicable Monthly Report)) and (y) the aggregate Discounted Contract Balance of the Assets which are the subject of the proposed Discretionary Sale, together with the aggregate Discounted Contract Balance of the Assets sold in all other Discretionary Sales made in the preceding twelve (12) month period, shall not exceed 15.0% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination. In effecting a Discretionary Sale, the Borrower may use the proceeds of sale of the Assets on such Discretionary Sale Date to satisfy its remittance obligations hereunder;
(vii)     After giving effect to the Discretionary Sale and the assignment to the Borrower of the portion of the Asset Pool to be released on any Discretionary Sale Date, (A) the representations and warranties contained in Section 4.1 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, and (B) neither an Unmatured Event of Default nor an Event of Default shall have resulted;
(viii)     On the related Discretionary Sale Date, the Deal Agent, the Lender, the Hedge Counterparties, the Trustee and the Backup Servicer shall have received, as applicable, in immediately available funds, an amount equal to the sum of (a) the portion of the Outstanding Amount to be prepaid that are attributable to the Assets to be sold by the Borrower pursuant to this Section 2.19 plus (b) an aggregate amount equal to the sum of all other amounts (other than Interest) due and owing to the Deal Agent, the Trustee, the Backup Servicer, the Lender and the Hedge Counterparties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue to the next Payment Date (including, without limitation, Breakage Costs, Hedge Breakage Costs and any other payments owing to the Hedge Counterparties in respect of the termination of any Hedge Transaction) in each case, to the extent attributable to the Assets to be sold by the Borrower pursuant to this Section 2.19; provided, that the Deal Agent and the Lender shall have the right to determine whether the amount paid (or proposed to be paid) by the Borrower on the Discretionary Sale Date is sufficient to satisfy the requirements of this clause (viii) and is sufficient to reduce the Outstanding Amount to the extent requested by the Borrower in connection with the Discretionary Sale;
(ix)     The aggregate Discounted Contract Balance of all Defaulted Contracts or delinquent Contracts (x) sold by the Borrower to the Originator (or an Affiliate thereof) and (y) repurchased or substituted by the Originator pursuant to Section 2.17 does not exceed 10% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts); and
(x)         The aggregate Discounted Contract Balance of all Contracts (x) sold by the Borrower to the Originator (or an Affiliate thereof) and (y) repurchased or substituted by the Originator pursuant to Section 2.17 does not exceed 15% of the highest ADCB of any month during the twelve (12) month period immediately preceding such date of determination (calculated without regard to the repurchase or substitution of Ineligible Contracts and inclusive of any Defaulted Contract or delinquent Contracts repurchased or substituted by the Originator).

(j)Section 2.20 is added in its entirety as follows:
“Section 2.20.    Term Securitizations.
(a)     On any Term Securitization Date, the Borrower shall have the right to reduce the Outstanding Amount in whole or in part in accordance with the provisions of this Section 2.20 in connection with the sale and assignment by the Borrower to an Affiliate of the Borrower of all or a portion of the Asset Pool, as the case may be (each, a “Term Securitization”), subject to the following terms and conditions:
(i)    the Borrower shall have given the Deal Agent at least fifteen (15) Business Days’ prior written notice (with a copy to the Trustee, the Hedge Counterparty and the Backup Servicer) of its intent to effect a Term Securitization, provided, however, if the Deal Agent is selected as a lead or joint-lead bookrunner, three (3) Business Days’ prior written notice of its intent to effect such Term Securitization shall be required, provided, further, such notice may be waived or reduced by the Deal Agent in its sole discretion;

(ii)    any Term Securitization shall be in connection with a Permitted Term Securitization Transaction;

(iii)    in connection with any Term Securitization, the Borrower shall not sell any Assets for an amount less than the fair market value thereof;

(iv)    to the extent that the proposed Term Securitization relates to less than the Outstanding Amount at such time, after giving effect to such Term Securitization and the assignment to the Borrower of all or a portion of the Asset Pool, as the case may be, on any Term Securitization Date, (v) the Outstanding Amount shall not exceed the lesser of the Facility Limit and the Borrowing Base, (w) the representations and warranties contained in Section 4.1, 4.2 and 4.3, hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (x) the eligibility of any Contract remaining as part of the Asset Pool after the Term Securitization will be redetermined as of the Term Securitization Date according to the terms hereof, (y) the Portfolio Concentration Criteria will be redetermined as of the Term Securitization Date according to the terms hereof, and (z) neither an Unmatured Event of Default nor an Event of Default shall be continuing or shall have resulted from such Term Securitization;

(v)    on the related Term Securitization Date, the Deal Agent, the Lender, the Hedge Counterparties, the Trustee and the Backup Servicer shall have received, as applicable, in immediately available funds, an amount equal to the sum of (x) the portion of the Outstanding Amount to be prepaid, plus (y) an amount equal to all unpaid interest on such portion of the Outstanding Amount to be paid (to the extent it is requested that such interest be paid at such time by the Lender), plus (z) an aggregate amount equal to the sum of all other amounts due and owing to the Deal Agent, the Servicer, the Backup Servicer, the Trustee, the Lender, the Indemnified Parties and the Hedge Counterparties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date (including, without limitation, breakage costs and Hedge Breakage Costs, provided, however, any interest rate caps then outstanding shall not be required to be terminated as a result of such Term Securitization ;

(vi)    at least two (2) Business Days prior to each Term Securitization Date, the Borrower shall have delivered to the Deal Agent (with a copy to the Trustee, the Hedge Counterparty and the Backup Servicer) a list specifying all Assets to be sold and assigned pursuant to such Term Securitization;

(vii)    in selecting the Assets to be included in the Term Securitization, there shall be no adverse selection which could reasonably be expected to be materially unfavorable to the Secured Parties; and
(viii)    on the related Term Securitization Date, the Borrower (or Servicer on behalf of the Borrower in its capacity as Servicer), shall deliver to the Deal Agent (with a copy to the Hedge Counterparty, the Trustee and the Backup Servicer) an officer’s certificate substantially in the form of Exhibit M that the terms and conditions of this Section 2.20 have been satisfied.
(b)    In connection with any Term Securitization, simultaneously with the receipt by the Trustee on behalf of the Lenders and Hedge Counterparties of the amounts referred to in clause (v) above, there shall be sold and assigned to the Borrower without recourse, representation or warranty all of the right, title and interest of the Trustee for the benefit of the Secured Parties in, to and under the portion of the Asset Pool so retransferred and such portion of the Asset Pool so retransferred shall be released from the Lien of this Agreement (subject to the requirements of clause (iv) above).

(c)    The Borrower hereby agrees to pay the reasonable and documented legal fees and expenses of the Deal Agent, the Trustee, the Lender, the Hedge Counterparty and the Secured Parties in connection with any Term Securitization (including, but not limited to, expenses incurred in connection with the release of the Lien of the Trustee, on behalf of the Secured Parties, in the Assets in connection with such Term Securitization).

(d)    In connection with any Term Securitization, on the related Term Securitization Date, the Trustee, on behalf of the Secured Parties, shall, at the expense of the Borrower and pursuant to Section 9.2 and upon receipt of the officer’s certificate described in Section 2.20(a)(viii), (i) execute such instruments of release with respect to the portion of the Asset Pool to be retransferred to the Borrower, in recordable form if necessary, in favor of the Borrower as the Borrower may reasonably request, (ii) deliver any portion of the Asset Pool to be retransferred to the Borrower in its possession to the Borrower and (iii) otherwise take such actions as requested by the Servicer to release the Lien of the Trustee and the Secured Parties on the portion of the Asset Pool to be retransferred to the Borrower and release and deliver to the Borrower such portion of the Asset Pool to be retransferred to the Borrower.
Section 2.    Extension of Advance Termination Date. The Borrower, the Lender and the Deal Agent hereby agree to extend the Advance Termination Date to April 10, 2017.
Section 3.    Ratification of Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed by all of the parties and the Agreement as amended by this Amendment shall be read, taken and construed as one and the same instrument. All references to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment.
Section 4.    Representations. The Borrower, the Originator and the Servicer each hereby represents and warrants with respect to itself as of the date of this Amendment as follows:

(a)    it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;
(b)    the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement or other organizational documents or (ii) any Applicable Law;
(c)    no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;
(d)    this Amendment has been duly authorized, executed and delivered by it;
(e)    this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by Insolvency Laws generally or by general principles of equity;
(f)    all representations and warranties set forth in the Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Agreement and the other Transaction Documents, except as amended or waived hereby, are in full force and effect;
(g)    subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes a Turbo Event, an Event of Default, an Unmatured Event of Default, a Servicer Default or an Unmatured Servicer Default;
(h)    the Agreement continues to create a valid security interest in, and Lien upon, the Assets in the Asset Pool, in favor of the Trustee, which security interest and Lien is perfected in accordance with the terms of the Transaction Documents and is prior to all Liens subject to Permitted Liens;
(i)    in consideration of the Deal Agent, the Backup Servicer, the Trustee and the Lender entering into this Amendment, the Borrower, the Originator and the Servicer hereby waive, release and discharge the Deal Agent, the Backup Servicer, the Trustee, the Lenders or any of their respective officers, employees, representatives, agents, counsel or directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known to the extent that any of the forgoing arose, on or prior to the date hereof, out of or from or in any way related to or were in connection with the Agreement or the Transaction Documents, including, without limitation, any action by such Persons, or failure of such Persons to act, under the Agreement or the other Transaction Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Agreement or the other Transaction Documents; and
(j)    This Amendment is a material modification of the Notes for FATCA purposes. For the avoidance of doubt, the Borrower shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes unless the Trustee receives written notice of such modification from the Borrower.
Section 5.    Liens. Each of the parties hereto affirms any liens and security interests created and granted by it in the Agreement or the other Transaction Documents and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests. In addition, each of the parties hereto agrees to execute and file any documents necessary to make this paragraph accurate as of the date hereof.
Section 6.    Conditions. The effectiveness of this Amendment is subject to (i) the delivery to the Deal Agent of this Amendment duly executed by each of the parties hereto and (ii) the Deal Agent, the Lender and the Hedge Counterparty shall have received legal opinions acceptable (in their sole discretion) to the Lender, the Deal Agent and the Hedge Counterparty from Dechert LLP including, but not limited to: (a) opinion regarding the true sale of the Contracts from the Originator to the Borrower and that the Contracts are not subject to rejection under Section 365 of the Bankruptcy Code as executory contracts upon the bankruptcy of the Originator or Servicer and (b) opinion regarding non-consolidation of the Originator and the Borrower.
Section 7.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(e)    This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(f)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.
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Execution Version

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
NEWSTAR COMMERCIAL LEASE FUNDING I, LLC, as Borrower

By:	NEWSTAR FINANCIAL, INC., as Designated Manager
By: /s/ JOHN J. FRISHKOPF
Name: John J. Frishkopf
Title: Treasurer
NEWSTAR EQUIPMENT FINANCE I, LLC, as Servicer and Originator

By:	NEWSTAR FINANCIAL, INC., as Designated Manager
By: /s/ JOHN J. FRISHKOPF
Name: John J. Frishkopf
Title: Treasurer
NEWSTAR FINANCIAL, INC.
By: /s/ JOHN J. FRISHKOPF
Name: John J. Frishkopf
Title: Treasurer
[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender
By: /s/ GREG WILLIAMSON
Name: Greg Williamson
Title: Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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WELLS FARGO SECURITIES, LLC,
as Deal Agent
By: /s/ GREG WILLIAMSON
Name: Greg Williamson
Title: Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By: /s/ JONEEN NOYLE
Name: Joneen Noyle
Title: Assistant Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer
By: /s/ JONEEN NOYLE
Name: Joneen Noyle
Title: Assistant Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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Acknowledged and agreed to as of
the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Hedge Counterparty

By: /s/ JOHN MIECHKOWSKI
Name: John Miechkowski
Title: Authorized Signatory

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